UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANCTRUST FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)
Alabama (State of incorporation)	63-0909434 (I.R.S. Employer Identification No.)
100 St. Joseph Street
Mobile, Alabama 36602
(251) 431-7800
(Address of Principal Executive Offices)

SOUTH ALABAMA BANCORPORATION, INC.
2001 INCENTIVE COMPENSATION PLAN
(Full Title of the Plan)

F. Michael Johnson
Secretary and Chief Financial Officer
BancTrust Financial Group, Inc.
100 St. Joseph Street
Mobile, Alabama 36602
(251) 431-7800
(Name, address, and telephone number of agent for service)

With copies to:
Brooks P. Milling, Esq.
Hand Arendall, L.L.C.
P. O. Box 123
Mobile, Alabama 36601
(251) 432-5511

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $.01 Par	250,000 Shares	$19.80	$4,950,000	$151.97

  Representing shares of the Registrant's common stock, $0.01 par value (the "Common Stock"), to be issued and sold by the Registrant in connection with the grant of restricted stock appreciation rights and stock options under the Registrant's 2001 Incentive Compensation Plan (the "Plan"). This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

  Based on the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on June 14, 2007.

  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

Incorporation by Reference of Contents of Registration Statement on Form S-8 (Reg. No. 333-71910).

The contents of the Registration Statement on Form S-8 filed by the Registrant, then known as South Alabama Bancorporation, Inc., on October 19, 2001 (Registration No. 333-71910) relating to the Plan are herby incorporated by reference pursuant to General Instruction E to Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BancTrust Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on the 15th day of June, 2007.

BANCTRUST FINANCIAL GROUP, INC.

By: /s/ W. Bibb Lamar, Jr.
W. Bibb Lamar, Jr., President and
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of BancTrust Financial Group, Inc., hereby severally constitute W. Bibb Lamar, Jr. and F. Michael Johnson and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable BancTrust Financial Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
/s/ W. Bibb Lamar, Jr. W. Bibb Lamar, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	6/15/07

/s/ F. Michael Johnson F. Michael Johnson	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	6/15/07

/s/ Tracy T. Conerly Tracy T. Conerly	Director	6/15/07

/s/ Stephen G. Crawford Stephen G. Crawford	Director	6/15/07

/s/ David C. De Laney David C. De Laney	Director	6/15/07

/s/ Robert M. Dixon, Jr. Robert M. Dixon, Jr.	Director	6/15/07

/s / James A. Faulkner James A. Faulkner	Director	6/15/07

/s/ Broox G. Garrett, Jr. Broox G. Garrett, Jr.	Director	6/15/07

/s/ W. Dwight Harrigan W. Dwight Harrigan	Director	6/15/07

/s/ James P. Hayes, Jr. James P. Hayes, Jr.	Director	6/15/07

/s/ Clifton C. Inge, Jr.. Clifton C. Inge, Jr.	Director	6/15/07

/s/ John H. Lewis, Jr.	Director	6/15/07
John H. Lewis, Jr.

/s/ Harris V. Morrissette Harris V. Morrissette	Director	6/15/07

________________________________ J. Stephen Nelson	Director	______

/s/ Paul D. Owens, Jr. Paul D. Owens, Jr.	Director	6/15/07

/s/ Dennis A. Wallace Dennis A. Wallace	Director	6/15/07

INDEX TO EXHIBITS

Exhibit No.	Description

5	Opinion of Hand Arendall, L.L.C.

23.1	Consent of Hand Arendall, L.L.C. is contained in its opinion filed as Exhibit 5.

23.2	Consent of KPMG LLP.

24	Power of Attorney (contained on signature pages).